      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1998



                                                      REGISTRATION NO. 333-53117

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                INCONTROL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        91-1501619
            (STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            6675 - 185TH AVENUE N.E.
                           REDMOND, WASHINGTON 98052
                                 (425) 861-9800
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                KURT C. WHEELER
                 CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
                                INCONTROL, INC.
                            6675 - 185TH AVENUE N.E.
                           REDMOND, WASHINGTON 98052
                                 (425) 861-9800
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                               STEPHEN M. GRAHAM
                                 ALAN C. SMITH
                               PERKINS COIE, LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

        Approximate date of commencement of proposed sale to the public:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
---------

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION DATED JULY 2, 1998

PROSPECTUS

                        3,769,000 SHARES OF COMMON STOCK

                                       OF

                                INCONTROL, INC.


     This Prospectus relates to up to 3,769,000 shares (together with a presently indeterminate number of additional shares, as described below, the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of InControl, Inc. (the "Company"). The Shares may be offered by certain stockholders of the Company (the "Selling Stockholders") from time to time in transactions in the over-the-counter market through the Nasdaq National Market ("Nasdaq"), or on one or more other securities markets and exchanges, in privately negotiated transactions, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."


     None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").


     On April 20, 1998, the Company sold 7,500 shares of its Series B Convertible Preferred Stock, $.01 par value (the "Series B Stock") to the Selling Stockholders in a private transaction. Pursuant to the terms of the Certificate of Designations of the Series B Stock regarding payment of dividends, the Company may, from time to time, issue additional shares of Series B Stock to the Selling Stockholders in payment of dividends on the Series B Stock.



     The Shares being offered hereby by the Selling Stockholders may be acquired, from time to time, upon conversion of the Series B Stock. The Shares include such presently indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Series B Stock and shares of Series B Stock issued in payment of dividends thereon as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416. The actual number of shares of Common Stock issued or issuable upon conversion of the Series B Stock is subject to adjustment depending on factors which cannot be predicted by the Company at this time, including, among others, the future market prices of the Common Stock, the payment of dividends on the Series B Stock in additional shares of Series B Stock.



     The Common Stock is quoted on Nasdaq under the symbol "INCL." On July 1, 1998, the closing sales price for the Common Stock as reported on Nasdaq was $2.6875 per share.

                            ------------------------


        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.


                    SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


                The date of this Prospectus is July      , 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission in Washington, D.C. (450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549) and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). The Company is an electronic filer and the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the web site is "http://www.sec.gov." The Company's reports, proxy statements and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus is part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the Commission's rules and regulations. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits thereto. The statements in this Prospectus are qualified in their entirety by reference to the contents of any agreement or other document incorporated herein by reference, a copy of which is filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for such statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements other than statements of historical fact made in this Prospectus or incorporated by reference are forward-looking. In particular, the statements herein regarding the availability of adequate funding, progress in the Company's clinical trials, the granting and timing of regulatory approval for the Company's primary product, the METRIX System, the status of competitive treatments and products for the treatment of atrial fibrillation, and the availability and adequacy of third-party reimbursement for the Company's products are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that the Company's actual results may differ significantly from management's expectations and, therefore, from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the "Risk Factors" described herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to InControl, Inc., 6675 - 185th Avenue N.E., Redmond, Washington 98052, Attention: Secretary, telephone: (425) 861-9800.

     The following documents filed with the Commission by the Company are incorporated by reference into this Prospectus:


     (1) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1997;



     (2) The Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1998;



     (3) The Company's Current Report on Form 8-K/A dated April 20, 1998;



     (4) The Company's Current Report on Form 8-K dated June 26, 1998;



     (5) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A as of September 8, 1994, including any amendment or report filed for the purpose of updating such description; and



     (6) The description of the Company's rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 1, 1996, including any amendment or report filed for the purpose of updating such description.



     All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified, superseded or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Prospectus.


                            ------------------------

     The Company's principal executive offices are located at 6675 - 185th Avenue N.E., Redmond, Washington 98052, telephone: (425) 861-9800.


                       DESCRIPTION OF THE SERIES B STOCK



     Pursuant to two Subscription Agreements dated April 16, 1998 by and between the Company and each of the Selling Stockholders named herein, the Company sold 7,500 shares of its Series B Stock. The shares of Series B Stock were issued and sold to the Selling Stockholders pursuant to the provisions of Regulation D promulgated by the Commission under the Securities Act. The aggregate offering price of the Series B Stock was $7,500,000, based on a per share price of $1,000.



     The following description of the Series B Stock is a summary, does not purport to be complete or to give a complete description of the rights and preferences of the Series B Stock, and is subject in all respects to the applicable provisions of law, and to the Certificate of Designations of the Series B Stock (the "Certificate of Designations"), which is filed hereto as
Exhibit 3.1, and is incorporated herein by reference.



DIVIDENDS



     The shares of Series B Stock accrue dividends of $50 per annum per share, payable quarterly in cash or in additional shares of Series B Stock, at the option of the Company. The Company's Board of Directors will determine, at the Board of Directors meeting immediately prior to each quarterly dividend payment date, whether to pay dividends on the outstanding shares of Series B Stock in cash or in additional shares of Series B Stock. The Company presently anticipates that, through at least the first two years following the issuance date, it will pay dividends in additional shares of Series B Stock.

CONVERSION



     The Series B Stock is convertible into Common Stock as follows (subject to adjustments for stock splits, stock dividends, combinations, reclassifications and similar events and to adjustments resulting from certain failures by the Company to satisfy its obligations to the holders of the Series B Stock): (i) until July 20, 1998, each share of Series B Stock is convertible at a price per share (based upon the $1,000 value of each share of Series B Stock) of $7.91;
(ii) from July 21, 1998 until January 15, 1999, each share of Series B Preferred Stock, together with accrued and unpaid dividends, is convertible at a price per share equal to the lesser of (a) 92.5% of the average of the two lowest sale prices of the Common Stock during the 12 trading days immediately prior to the conversion and (b) $7.6275 and (iii) thereafter, each share of Series B Preferred Stock, together with accrued and unpaid dividends, is convertible at a price per share equal to the lesser of (a) 87.5% of the average of the two lowest sale prices of the Common Stock during the 15 trading days immediately prior to the conversion and (b) $7.345. For purposes of determining the conversion price for the Series B Stock, the price for the Common Stock will be determined from the first applicable among the following: (i) a national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (ii) Nasdaq, if Nasdaq constitutes the principal securities market for the Common Stock, or
(iii) the Nasdaq SmallCap Market, if the Nasdaq SmallCap Market constitutes the principal market for the Common Stock.



CONVERSION RESTRICTIONS



     Pursuant to the terms of the Certificate of Designations, the Series B Stock is convertible by each holder thereof only to the extent that the number of shares of Common Stock then owned by such holder and its related persons (not including shares underlying unconverted shares of Series B Stock) would not exceed 4.9% of the then outstanding shares of Common Stock as determined in accordance with Sections 13(d) and 16 of the Exchange Act (the "Beneficial Ownership Restriction"). The Company is under no obligation to redeem shares of Series B Stock which are not convertible by reason of the Beneficial Ownership Restriction.



     As a result of Nasdaq rules requiring stockholder approval for the issuance of certain securities, the number of shares of Common Stock issuable upon conversion of the shares of Series B Stock is limited to a maximum share amount equal to 20% of the number of shares of Common Stock outstanding at the time of issuance of the Series B Stock, which equals 3,769,000 shares (or such greater number as is permitted by the rules of Nasdaq) (the "Maximum Share Amount"), unless the stockholders of the Company approve the issuance of a greater number of shares (as required by Nasdaq) or Nasdaq waives the requirement of stockholder approval. If at any time after July 20, 1998, the number of shares issuable upon conversion of the Series B Stock (based upon the conversion price formula discussed above) exceeds the Maximum Share Amount, the holders of the Series B Stock may compel the Company to redeem that portion (on a pro rata basis) of their shares as would not have been convertible because of the Maximum Share Amount restriction. The Company must redeem such shares of Series B Stock at a price equal to the greater of (i) 115% of the purchase price and any accrued but unpaid dividends and (ii) the price that is equal to the number of shares issuable upon conversion of the Series B Stock, multiplied by the average of the closing bid price of the Common Stock for the previous five trading days or seek stockholder approval for the issuance of a greater number of shares.



     If the Company's stock price remains below $4.00 per share for a period of 10 consecutive trading days, the holders of Series B Stock will be precluded from converting shares of Series B Stock for a period of 30 days. Thereafter, so long as the price of the Company's Common Stock remains below $4.00 per share, the holders of Series B Stock will be precluded from converting more than 1,500 shares (in the aggregate for all holders) of Series B Stock per month.

     The following table sets forth the maximum and minimum number of shares of Common Stock issuable upon conversion of the outstanding shares of Series B Stock and the number of shares of Common Stock issuable assuming that the average of the two lowest sale prices of the Common Stock during the applicable measurement period immediately prior to the conversion is equal to each of the prices set forth in the left column of the table and that no additional shares of Series B Stock are issued in payment of dividends on the Series B Stock:





                                                                FROM JULY 21, 1998
      CONVERSION OF 7,500 SHARES                                UNTIL JANUARY 15,
           OF SERIES B STOCK             UNTIL JULY 20, 1998           1999           AFTER JANUARY 16, 1999
      --------------------------         -------------------    ------------------    ----------------------
Maximum Number of Shares...............    948,167 shares        3,769,000 shares        3,769,000 shares
  Shares at $2.50......................    948,167 shares        3,243,243 shares        3,428,571 shares
  Shares at $5.00......................    948,167 shares        1,621,622 shares        1,714,286 shares
Minimum Number of Shares...............    948,167 shares          983,284 shares        1,021,103 shares



OPTIONAL REDEMPTION



     Upon the occurrence of any of the events listed below ("Optional Redemption Events"), the holders of the Series B Stock may compel the Company to redeem all or any portion of the Series B Stock at a price equal to the greater of (i) 115% of the purchase price and any accrued but unpaid dividends and (ii) the price that is equal to the number of shares issuable upon conversion of the Series B Stock, multiplied by the average of the closing bid prices of the Common Stock for the previous five trading days. Optional Redemption Events are (i) the delisting of the Common Stock from any national securities exchange, Nasdaq or the Nasdaq SmallCap Market or the absence for five consecutive trading days of a closing bid price for the Common Stock on any one of such markets, (ii) the inability for 30 or more days of the Selling Stockholders to sell the shares pursuant to the Registration Statement of which this Prospectus forms a part,
(iii) the default by the Company of any material obligation to the holders of Series B Stock under the Subscription Agreements and the documents related thereto or the Certificate of Designations or the taking of any action without the consent of the holders of Series B Stock that materially and adversely affects their rights, or (iv) certain business combinations entered into by the Company.



     The Company may, at its option and at any time, redeem all or a portion of the outstanding shares of Series B Stock at a price per share equal to the greater of: (i) 115% of the purchase price and any accrued but unpaid dividends and (ii) the price that is equal to the number of shares of Common Stock issuable upon conversion of the Series B Stock, multiplied by the average of the closing bid prices of the Common Stock for the previous five trading days. In addition, if at any time prior to April 4, 2001, the price of the Company's Common Stock exceeds $7.91 per share, or at any time later than April 4, 2001, the Company may redeem all (but not less than all) of the outstanding shares of Series B Stock at a price per share equal to $1,000 plus any accrued but unpaid dividends and interest.



VOTING AND LIQUIDATION



     Holders of Series B Stock have no voting rights. In the event of the dissolution, liquidation or winding up of the Company, the holders of the Series B Stock are entitled to receive out of the assets of the Company an amount per share equal to $1,000 plus any accrued but unpaid dividends and interest.

                                  RISK FACTORS

     THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, ESTIMATES, INTENTIONS AND STRATEGIES ABOUT THE FUTURE. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," ESTIMATES," VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS, BUT THEIR ABSENCE DOES NOT MEAN THE STATEMENT IS NOT FORWARD-LOOKING. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT; THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECASTED IN ANY SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS, ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. POTENTIAL INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, AS WELL AS THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE, BEFORE MAKING A DECISION TO INVEST IN THE SHARES OFFERED HEREBY.

MARKET ACCEPTANCE; SUBSTANTIAL DEPENDENCE ON SINGLE PRODUCT

     Regulatory approval is required in all important markets in which the Company plans to sell the METRIX System. There can be no assurance, however, that such approval will be obtained in a timely manner, if at all. Even if regulatory approval is obtained in each market, there can be no assurance that the METRIX System will gain market acceptance in any area. Moreover, in Europe, market acceptance will depend upon the successful completion of various post-regulatory approval protocols designed to demonstrate the clinical benefits of the METRIX System, including improvements in patients' quality of life and the cost-effectiveness of the therapy.

     The METRIX System is a new invasive approach to the treatment of atrial fibrillation ("AF"). Currently, the METRIX System may be marketed only in Europe, and there are no other implantable devices to treat AF on the market anywhere in the world. The timing and rate of adoption of new medical technology cannot be predicted. Substantial clinical experience with the METRIX System will be required to address patients' and physicians' concerns, including potential ventricular proarrhythmia, potential shock discomfort and early recurrence of atrial fibrillation, a condition involving the recurrence of AF within the first two minutes following a successful cardioversion shock. There can be no assurance that these concerns will be adequately addressed so as to permit the successful commercialization of the METRIX System. Since the Company anticipates that for the foreseeable future it will be substantially dependent on the successful development and commercialization of the METRIX System and related future products, failure of the Company to successfully develop and commercialize the METRIX System and related future products would have a material adverse effect on the Company's business, financial condition and results of operations.


HISTORY OF LOSSES; FUTURE LOSSES; ABILITY TO CONTINUE AS A GOING CONCERN



     The design and development of an implantable medical device has required the Company to make significant investments in research and development activities since its incorporation in November 1990 and, as such, the Company has accumulated a deficit of $138.8 million as of March 31, 1998. The Company reported net losses of $33.5 million, $36.8 million and $23.7 million for the years ended December 31, 1997, 1996 and 1995, respectively. In addition, the Company reported a $9.1 million loss in the quarter ended March 31, 1998. The Company expects to incur substantial additional losses in the near future. The Company's independent auditors have included an explanatory paragraph in their report covering the December 31, 1997 consolidated financial statements, which expresses substantial doubt about the Company's ability to continue as a going concern. The Company expects that revenues from clinical trials and sales of the Company's products will increase, which will moderate future deficit growth. Future increases in expenses are expected to be primarily due to the Company's continuing investment in research and development efforts, increases in clinical trial activities, the maintenance of the European sales organization, the expansion of domestic marketing and sales capabilities and increasing domestic manufacturing activity. The amount and timing of the Company's future revenues and, as a result, the amount and timing of the Company's future losses will be affected by, among other things, the availability of adequate funding, the progress and costs of preclinical studies and clinical trials, including the recruitment of suitable patients, the timing of regulatory approvals, the rate of market acceptance and adoption of the METRIX System and related future products, the availability of third-party reimbursement for the Company's products, the ability to obtain and defend patent and intellectual property rights and to market the Company's products and the status of competing products. There can be no assurance that the Company will ever achieve profitability or generate product revenues sufficient to offset the Company's losses.


NEED FOR SUBSTANTIAL ADDITIONAL CAPITAL

     The Company expects its cash needs to continue at their present levels in future periods due to the Company's planned investment in research and development, anticipated increases in spending on clinical studies and trial activities and expansion of marketing, sales and manufacturing capabilities. The Company's future capital requirements will depend on many factors, including the progress and costs of preclinical studies and clinical trials, the recruitment of suitable patients, the timing of regulatory approvals, the rate of market acceptance and the adoption of the METRIX System and related future products, the availability of third-party reimbursement for the Company's products, the ability to obtain and defend patent and intellectual property rights and to market the Company's products and the status of competing products.


     To date, the Company has raised $73.9 million, net of issuance costs, through the sale of Common Stock and convertible preferred stock in private placements. In addition, the Company has raised $75.9 million, net of issuance costs, through its initial and subsequent public offerings. In April 1998, the Company raised $7.5 million through the sale of 7,500 shares of the Series B Stock in a private transaction. The Company raised an additional $2.5 million through the sale of 400,000 shares of Common Stock in a private transaction. The Company estimates that, at its planned rate of spending, its existing cash, cash equivalents, securities available-for-sale, and interest income thereon, including the $10 million in capital that was raised in April 1998, will be sufficient to meet its capital requirements into the third quarter of 1998. There can be no assurance that the underlying assumed levels of revenue and expense will prove to be accurate. Whether or not these assumptions prove to be accurate, the Company will need to raise substantial additional capital in 1998 to fund operations. The Company intends to seek additional funding through public or private financing, including equity financing. Adequate funds for these purposes, whether obtained through financial markets or from other sources, may not be available when needed or may not be available on terms favorable to the Company, if at all. If additional funds are raised by issuing equity securities, dilution to existing shareholders will result. If funding is insufficient at any time in the future, the Company will be forced to delay, reduce or eliminate some or all of its research and development activities, clinical studies and trials and manufacturing and administrative programs, dispose of assets or technology, or cease operations. In addition, the insufficiency of future funding may result in the acceleration of payments due under certain of its capital lease arrangements.



MANDATORY REDEMPTION OF SERIES B STOCK



     The number of shares of Common Stock issuable upon conversion of the Series B Stock is limited to the Maximum Share Amount. If at any time after July 20, 1998, the number of shares issuable upon conversion of the Series B Stock exceeds the Maximum Share Amount, the holders of the Series B Stock may compel the Company to redeem that portion (on a pro rata basis) of their shares as would not have been convertible because of the Maximum Share Amount restriction. If requested by the holders of Series B Stock, the Company must redeem shares of Series B Stock at a price equal to the greater of (i) 115% of the purchase price and any accrued but unpaid dividends and (ii) the price that is equal to the number of shares issuable upon conversion of the Series B Stock multiplied by the average of the closing bid price of the Common Stock for the previous five trading days. If the market price of the Common Stock falls below the level necessary to allow full conversion of the Series B Stock (depending upon the applicable conversion percentage and the number of shares of Common Stock outstanding), the Company may be required to redeem shares of Series B Stock at a premium or seek stockholder approval for the issuance of a greater number of shares. Any such redemption of shares of Series B Stock could have a material adverse effect on the Company's business, financial condition and results of operations. See "Description of the Series B Stock."


DEPENDENCE ON REIMBURSEMENT

     Successful sales of the METRIX System in the United States and Europe will depend on the availability of reimbursement from third-party payors such as government and private insurance plans. There is significant uncertainty concerning third-party reimbursement of investigational and newly approved healthcare products, and there can be no assurance that third-party reimbursement will be made available for the METRIX System or that any third-party reimbursement that is obtained will be adequate. Government and other third-party payors are increasingly scrutinizing patient indications for medical device therapy and limiting coverage. In Europe, post-regulatory approval study protocols are required before a device will be eligible for reimbursement through the various national and local health care financing authorities. There can be no assurance that these European study protocols will be completed successfully or that reimbursement will be available in a timely manner, if at all. If adequate coverage and reimbursement levels are not provided by government and third-party payors for the METRIX System, the Company's business and financial condition would be materially adversely affected.

EXTENSIVE GOVERNMENTAL REGULATION AND UNCERTAINTY OF PRODUCT APPROVALS

     The Company is subject to significant regulation by authorities in the United States and Europe regarding the approval of devices and the subsequent marketing, manufacture and distribution of approved devices.

     In the United States, the Company's products have and will continue to undergo clinical testing followed by an extensive Food and Drug Administration ("FDA") approval process. At the end of the first quarter of 1998, the METRIX System was in clinical trials in the United States in 25 centers, the number approved by the FDA. The Company currently has 37 patients enrolled in those trials, with approval to implant up to a maximum of 170 METRIX atrial defibrillators. There can be no assurance that the clinical trials will demonstrate that the METRIX System is safe and effective, or that the Company will receive FDA approval in a timely manner, if at all. The time required to complete the U.S. trials is dependent on the rate of patient recruitment, the performance of the device during the trials and the number of times therapy is applied to patients enrolled in the study. In addition, delays or rejections may be encountered based on changes in FDA policy that occur during the development and approval process. FDA approvals may also be limited, which could limit the patient population to which the Company's products may be marketed and distributed. Delays, setbacks or approval limitations related to any of the factors listed above may have a material adverse effect on the Company's business and financial condition.

     After completing the clinical trials, the Company must submit a Pre-Market Approval ("PMA") application that is supported by extensive data, including preclinical and clinical trial data, relating to the safety and effectiveness of the device. As part of the PMA application process the Company will be required to submit a full description of its facilities, manufacturing methods and manufacturing controls. The Company must also fully describe the METRIX System and the System's components in the PMA application. The Company will then be required to undergo an initial audit, including a facility inspection, to ensure that the Company is in compliance with the FDA's Quality System Requirements regulations (formerly known as Good Manufacturing Practices) and the Medical Device Reporting regulations and other regulations under the Federal Food, Drug and Cosmetic Act ("FDC Act") and FDA regulations. There can be no assurance that the Company will be able to comply with such regulations in a timely fashion, particularly given the Company's limited manufacturing experience.

     Once a PMA application is filed, the FDA may accept it and call for an advisory panel recommendation or may reject it for insufficient data. Such a rejection could have significant negative consequences for the Company, including forcing more costly studies, adversely impacting the market acceptance of the METRIX System and forcing a possible product recall. After the PMA is reviewed by the advisory panel, the FDA may approve or reject the product. This process is lengthy and unpredictable. If the METRIX System PMA application is approved and the Company markets the METRIX System, the Company will be required to register with the FDA and to submit device listing information for products in commercial distribution. The Company and its facilities will then be periodically re-inspected by the FDA for compliance with the FDC Act and FDA regulations, including those described above. Labeling and promotional activities will be subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission.

     If the FDA determines during the initial audit or during any subsequent audit that the Company is not in compliance, the FDA has the authority to take actions that it deems appropriate for any infractions. Such penalties include, but are not limited to, monetary fines, product recalls, withdrawal of product approvals, "cease distribution" orders for both domestic and international products, product seizure and the slowing or stopping of future product approval processes. In addition, the FDA may institute civil or criminal legal proceedings against the Company or its officers. Any such action by the FDA could result in the disruption of the Company's operations for an indeterminate time, which may have a material adverse effect on the Company's business and financial condition.

     In Europe, the Company has received the needed certifications required in order to declare compliance with the European Active Implantable Device Directive ("AIMDD") and affix the conformite europeenne ("CE") mark to the METRIX System components. While the CE mark allows the Company to distribute and market the METRIX System throughout the European Community ("EC"), the Company will need to complete studies regarding the cost benefits of the therapy before it will be eligible to receive reimbursement approvals from the medical reimbursing authorities in various EC member countries. There can be no assurance that such approvals from the reimbursing authorities will be obtained in a timely manner, if at all. Failure to obtain such approvals could significantly delay or prevent the adoption of the METRIX System in Europe and thereby have a material adverse effect on the Company's business and financial condition.

     As part of the CE mark approval process the Company was required to obtain certifications of its quality system under the AIMDD from TUV Product Services of Munich, Germany (the "Notified Body"), an organization accredited to provide such quality system certification. The Notified Body will perform periodic audits to ascertain whether the Company has maintained its quality system and is in compliance with the certification requirements under the AIMDD. If certification is revoked, the Company may be prevented from distributing its product in the EC. In addition, if an individual EC country's regulatory authority deems the METRIX System to be "unsafe" for any reason, the Company may find it impossible to distribute its product throughout the EC. A de-certification of the Company's quality system or an "unsafe" determination by any regulatory authority would have a material adverse effect on the Company's business and financial condition.

SIGNIFICANT COMPETITION

     The METRIX System is a new technology that must compete with the established treatments for AF: pharmaceuticals, external electrical cardioversion, atrioventricular node ablation accompanied by pacemaker implantation and open-heart surgical ablation. Furthermore, although currently no implantable device is being marketed to treat AF (with the exception of the METRIX atrial defibrillator in Europe), certain manufacturers of implantable ventricular defibrillators and pacemakers are developing dual-chamber defibrillator systems that will be used to treat patients with both ventricular and atrial arrhythmias and may be marketed to patients who have only AF. One such dual chamber defibrillator system has started clinical trials in Europe. Some of the Company's competitors are also researching other approaches to the treatment of AF, including endocardial ablation and preventative pacing techniques. In addition, other companies and research organiza-tions, academic institutions and governmental agencies may be pursuing alternative approaches for the treatment of AF. These entities may market products to treat AF either on their own or through collaborative efforts. The Company believes that the primary competitive factors in the market for the treatment of symptomatic AF are therapeutic efficacy, safety and patient acceptance. Many of the Company's competitors have substantially greater financial and other resources, larger research and development staffs and more experience and capabilities in conducting research and development activities, testing products in clinical trials, obtaining regulatory approvals and manufacturing, marketing and distributing products than the Company. The Company's competitors may develop new technologies and products that are available for sale prior to the METRIX System or that are more effective than the METRIX System. In addition, competitive products may be manufactured and marketed more successfully than the METRIX System. Such developments could render the METRIX System less competitive or obsolete and could have a material adverse effect on the Company's business and financial condition. In addition, the Company intends for its future products to include bradycardia pacing technology. Any such products are likely to face direct competition from more established medical device companies with financial and other resources significantly greater than those of the Company.


DEPENDENCE ON SOLE SOURCES OF SUPPLY

     The Company relies on outside vendors to manufacture certain major components used in the METRIX System. A number of significant components, such as hybrid circuits, batteries, integrated circuits, capacitors and transformers, are supplied by sole source vendors. For certain of these components, there are relatively few alternative sources of supply, and establishing additional or replacement suppliers for such components, particularly hybrid circuits and batteries, cannot be accomplished quickly. In addition, each supplier and each component must be qualified with the FDA, and the time required for such qualification may be lengthy. The establishment of additional or replacement sources of supply would require the Company to certify the new suppliers, which, in the case of certain components, would cause a delay in the Company's ability to manufacture its products. The Company's inability to obtain acceptable components in a timely manner or find and maintain suitable replacement suppliers would have a material adverse effect on the Company's ability to manufacture the METRIX System and therefore on its business and financial condition.

INDUSTRY HISTORY OF PATENT LITIGATION; DEPENDENCE ON PATENTS AND PROPRIETARY RIGHTS

     The segment of the medical device industry that includes implantable defibrillator systems has been characterized by extensive litigation regarding patents and other intellectual property rights. Litigation may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company or to determine the enforceability, scope and validity of proprietary rights of others. Such litigation may result in substantial expense to the Company and significant diversion of effort by the Company's technical and management personnel. An adverse determination in any such litigation could subject the Company to significant liability to third parties or require the Company to seek licenses from third parties. Although patent and intellectual property disputes in the medical device industry have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Moreover, there can be no assurance that necessary licenses would be available to the Company on satisfactory terms, if at all. If such licenses could not be obtained on acceptable terms, the Company could be prevented from marketing certain devices in the METRIX System family or future related products. Accordingly, an adverse determination in such litigation could have a material adverse effect on the Company's business and financial condition. The Company's success will depend in part on its ability to obtain and maintain patent protection for its technologies. There can be no assurance that issued patents or pending applications will not be challenged or circumvented by competitors, or that the rights granted thereunder will provide competitive advantages to the Company.

LIMITED MANUFACTURING AND MARKETING EXPERIENCE

     The METRIX System has never been manufactured on a commercial scale and there can be no assurance that it can be manufactured at a cost or in quantities necessary to make it commercially viable.

There can be no assurance that the Company's reliance on others for the manufacture of its components will not result in problems with product supply. Interruptions in the availability of components would delay or prevent the development and commercialization of the METRIX System. The Company expects to expand its domestic manufacturing capacity and its European and domestic marketing and sales capabilities. There can be no assurance that the Company will be able to recruit and retain skilled sales, marketing and manufacturing management, direct salespersons or distributors, or that the Company's expansion efforts will be successful. In markets where the Company has entered or enters into distribution arrangements for the sale of the METRIX System, the Company will depend on the efforts of third parties. There can be no assurance that such efforts will be successful.

DEPENDENCE ON KEY PERSONNEL


     The Company is highly dependent on certain members of its scientific and professional staff, the loss of whose services might impede the achievement of its research and development or strategic objectives. Competition among medical device companies for highly skilled and uniquely experienced scientific and professional personnel is intense. To help retain its key personnel, the Company offers a salary and benefits structure that is competitive with its local geographic market, as well as the medical device industry nationwide. The Company offers a broad-based stock option plan through which all employees of the Company are granted stock options upon hire, and key employees are periodically granted additional stock options. The Company has recently initiated a stock option repricing program, whereby all employees with underwater options are offered the opportunity to exchange their underwater options for a lesser number of options with an exercise price at current market value. The number of new options to which each employee is entitled is determined by multiplying the number of options being exchanged by the ratio of the new exercise price to the old exercise price.



     The Company's currently limited financial resources may compromise its ability to compete effectively for skilled personnel. The Company's anticipated growth and expansion in areas and activities requiring additional expertise, such as marketing and sales, clinical trials and manufacturing, are expected to place significant increased demands on the Company's resources. These demands are expected to require the addition of new professional personnel and the development of additional expertise by existing personnel. The failure to recruit such personnel, loss of such existing personnel or failure to develop such expertise would have a material adverse effect on the Company's business and financial condition. There can be no assurance that the Company will be able to retain or recruit needed scientific and professional expertise, particularly given the Company's currently limited financial resources.


PRODUCT LIABILITY AND PRODUCT RECALL

     The testing, manufacture, marketing and sale of medical devices entail the inherent risk of liability claims or product recalls. Although the Company has not been subject to liability claims or product recalls to date, there can be no assurances that the Company will not be subject to liability claims or product recalls for products that have already been distributed or on products to be distributed in the future. Although the Company maintains product liability insurance in the United States and in other countries in which the Company intends to conduct business, including clinical trials and product marketing and sales, there can be no assurance that such coverage is adequate or will continue to be available. Product liability insurance is expensive and in the future may not be available on acceptable terms, if at all. In addition, the Company has agreed to indemnify certain of its component suppliers for certain potential product liability. A successful product liability claim or product recall could inhibit or prevent commercialization of the METRIX System, or cause a significant financial burden on the Company, or both, and could have a material adverse effect on the Company's business and financial condition.

SHARES ELIGIBLE FOR FUTURE SALE


     Sale of substantial amounts of the Common Stock in the public market or the prospect of such sales could materially and adversely affect the market price of the Common Stock. As of June 30, 1998, the Company had outstanding 19,265,381 shares of Common Stock, 7,500 shares of Series B Stock convertible into certain of the shares offered hereby and warrants to purchase 102,901 shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Series B Stock changes depending upon the lowest sale prices of the Common Stock during the applicable measurement period immediately preceding the date of conversion. Pursuant to the terms of the Certificate of Designations, the number of shares of Common Stock issuable upon conversion of the Series B Stock is limited to the Maximum Share Amount, unless the stockholders of the Company approve the issuance of a greater number of shares (as required by Nasdaq) or Nasdaq waives the requirement for stockholder approval. See "Description of the Series B Stock -- Conversion." In addition, as of June 30, 1998, the Company had granted options to purchase 3,345,476 shares of Common Stock under its 1990 Restated Stock Option Plan, 1994 Stock Option Plan for Nonemployee Directors and 1996 Stock Option Plan for Nonemployee Directors (collectively, the "Stock Option Plans"). Almost all of the Company's outstanding shares of Common Stock may be sold without substantial restrictions. Moreover, the Company has filed with the Commission another registration statement on Form S-3, which registers for resale an aggregate of 400,000 shares of Common Stock sold in a private placement. All of the shares purchased under the Stock Option Plans are available for sale in the public market, subject in some cases to volume and other limitations.



     Sales in the public market of substantial amounts of Common Stock, including sales of Common Stock issued upon conversion of the Series B Stock, or the perception that such sales could occur, could depress prevailing market prices for the Common Stock. The existence of the private warrants and any other options or warrants may prove to be a hindrance to future equity financing by the Company. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.



                              SELLING STOCKHOLDERS


     The following table provides certain information regarding the Selling Stockholders and the number of Shares being offered by them.


                                 SHARES BENEFICIALLY OWNED                               SHARES BENEFICIALLY OWNED
                                     PRIOR TO OFFERING        SHARES THAT MAY BE SOLD          AFTER OFFERING
                                 --------------------------   ------------------------   --------------------------
                                                PERCENTAGE                 PERCENTAGE
                                                OF COMMON                   OF COMMON                  PERCENTAGE
                                                  STOCK                       STOCK                     OF COMMON
                                               OUTSTANDING                 OUTSTANDING                    STOCK
       NAME AND ADDRESS           AMOUNT(1)       (1)(2)      AMOUNT(1)      (1)(2)      AMOUNT(3)     OUTSTANDING
       ----------------          -----------   ------------   ---------    -----------   ----------   -------------
Advantage Fund II Ltd. ........     944,004       4.9%        2,261,400       11.7%         -0-            -0-
  c/o CITCO
  Kaya Flamboyan 9
  Curacao, Netherlands Antilles

Koch Industries, Inc...........     944,004       4.9%        1,507,600        7.8%         -0-            -0-
  4111 East 37th Street North
  Wichita, Kansas 67220


---------------

(1) On April 20, 1998, Advantage Fund II, Ltd. and Koch Industries, Inc. acquired 4,500 and 3,000 shares, respectively, of the Series B Stock in a private transaction. Pursuant to the terms of the Certificate of Designations of the Series B Stock regarding payment of dividends, the Company may, from time to time, issue additional shares of Series B Stock to the Selling Stockholders in payment of dividends on the Series B Stock. The number of shares of Common Stock shown as beneficially owned by the Selling Stockholders represents the maximum number of shares that the Selling Stockholder could beneficially own at any one time based on the number of shares of Common Stock outstanding as of June 30, 1998. Pursuant to the terms of the Certificate of Designations of the Series B Stock, the Series B Stock is convertible by the holder thereof only to the extent that (i) the number of shares of Common Stock then beneficially owned by such holder and its related persons (not including shares underlying unconverted shares of Series B Stock) would not exceed 4.9% of the then outstanding shares of Common Stock as determined in accordance with Sections 13(d) and 16 of the Exchange Act. Accordingly, the number of shares of Common Stock ultimately acquired by the Selling Stockholders through conversion of the

    Series B Stock and sold hereby may exceed the actual number of shares of Common Stock that the Selling Stockholder could own beneficially at any one time through its ownership of Series B Stock. In no event will the Company issue more than the Maximum Share Amount upon conversion of the Series B Stock, unless the stockholders of the Company approve the issuance of additional shares or the requirement for stockholder approval is waived by Nasdaq.



     Based on the average of the two lowest sale prices of the Common Stock during the 12 trading days immediately preceding the filing date of Amendment No. 1 to the Registration Statement of which this Prospectus forms a part and assuming that (i) the Company pays dividends on the Series B Stock in additional shares of Series B Stock for two years from the date of issuance, (ii) the Selling Stockholders do not convert any shares of Series B Stock for two years from the date of issuance, and (iii) the Series B Stock and the maximum number of dividend shares issuable during such two-year period were converted in full on the foregoing filing date, the number of shares issuable upon conversion of the Series B Stock would exceed the Maximum Share Amount. The number of shares of Common Stock shown as shares that may be sold by the Selling Stockholders represents each Selling Stockholder's pro rata portion of the Maximum Share Amount.



(2) Computed in accordance with Rule 13d-3(d)(i) promulgated under the Exchange Act, subject to the 4.9% restriction on beneficial ownership and based upon 19,265,381 shares of Common Stock outstanding as of June 30, 1998, treating as outstanding the number of shares issuable upon the assumed conversion by the named Selling Stockholder of the full amount of such Selling Stockholder's Series B Stock, but not assuming the conversion of the Series B Stock of any other Selling Stockholder.



(3) Assumes the sale of all the Shares offered by each of the Selling Stockholders.



     Neither of the Selling Stockholders has had any material relationship with the Company, or any of its affiliates, within the past three years.


     The Selling Stockholders have represented to the Company that they purchased the Shares for their own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or exemptions therefrom. In recognition of the fact that the Selling Stockholders, even though purchasing the Shares for investment, may wish to be legally permitted to sell their Shares when they deem appropriate, the Company agreed with the Selling Stockholders to file with the Commission under the Securities Act the Registration Statement with respect to the resale of the Shares from time to time in transactions described under "Plan of Distribution" below, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the Shares are no longer required to be registered for the sale thereof by the Selling Stockholders.

                              PLAN OF DISTRIBUTION

     All of the Shares offered hereby may be sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors-in-interest. The sale of the Shares by the Selling Stockholders may be effected from time to time in transactions in the over-the-counter market through Nasdaq, or on one or more other securities markets and exchanges, in privately negotiated transactions, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect the above-mentioned transactions by selling the Shares to or through broker-dealers; including block trades in which brokers or dealers will attempt to sell the Shares to or through broker-dealers and block trades in which brokers or dealers will attempt to sell the Shares as agent but may position and resell the block as principal to facilitate the transaction, or in one or more underwritten offerings on a firm commitment or best efforts basis. In addition, any of the Shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold in transactions complying with such Rule 144, rather than pursuant to this Prospectus.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders and broker-dealers who act in connection with the sale of the Shares hereunder against certain liabilities, including liabilities under the Securities Act.

     To the extent required under the Securities Act, the aggregate amount of Selling Stockholders' Shares being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offering will be set forth in an accompanying Prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters or broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular underwriter or broker-dealer might be in excess of customary commissions). The Selling Stockholders will be responsible for all brokerage commissions and other amounts payable with respect to any sale of Shares with respect to such Selling Stockholders and any legal, accounting or other expenses incurred.

     From time to time, one or more of the Selling Stockholders may transfer, pledge, hypothecate, donate, assign or grant a security interest in some or all of the Shares owned by them to lenders or others, and each such person will be deemed to be a "Selling Stockholder" for purposes of this Prospectus. The number of Selling Stockholders' Shares beneficially owned by those Selling Stockholders who so transfer, pledge, donate or assign Selling Stockholders' Shares will decrease as and when they take such actions. The plan of distribution for Selling Stockholders' Shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Stockholders hereunder.

     A Selling Stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the position they assume with such Selling Stockholder, including, without limitation, in connection with distributions of the Common Stock by such broker-dealers. In addition, a Selling Stockholder may, from time to time, sell short the Common Stock of the Company, and in such instances, this Prospectus may be delivered in connection with such short sales and the Shares offered hereby may be used to cover such short sales. A Selling Stockholder may also enter into options or other transactions with broker-dealers that involve the delivery of the Common Stock to the broker-dealers, who may then resell or otherwise transfer such Common Stock. A Selling Stockholder may also loan or pledge the Common Stock to a broker-dealer and the broker-dealer may sell the Common Stock so loaned or, upon a default, may sell or otherwise transfer the pledged Common Stock.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not bid for or purchase shares of Common Stock during a period which commences one business day (five business days if the Company's public float is less than $25 million or its average daily trading volume is less than $100,000) prior to such person's participation in the distribution, subject to exceptions for certain passive market making activities. In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by such Selling Stockholder.

     There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Perkins Coie, Seattle, Washington.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------


                                        PAGE
                                        ----
Available Information.................    2
Forward-Looking Statements............    2
Incorporation of Certain Documents by
  Reference...........................    2
Description of the Series B Stock.....    3
Risk Factors..........................    6
Selling Stockholders..................   12
Plan of Distribution..................   13
Legal Matters.........................   15
Experts...............................   15


======================================================
======================================================

                                INCONTROL, INC.

                              3,769,000 SHARES OF

                                  COMMON STOCK

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                 JULY   , 1998


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses of the registrant in connection with the issuance and distribution of the securities being registered (all amounts are estimated except the Securities and Exchange Commission registration fee). Selling commissions and fees and stock transfer taxes are payable individually by the Selling Stockholders.


Securities and Exchange Commission registration fee.........  $ 5,891
Blue sky filing fees and expenses...........................    5,000
Legal fees and expenses.....................................   50,000
Accountants' fees and expenses..............................    3,000
Miscellaneous expenses......................................    1,109
                                                              -------
          Total.............................................  $65,000
                                                              =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, i.e., a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that (i) indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions and (ii) the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote or otherwise.

     Section 10 of the registrant's Amended and Restated Bylaws (the "Bylaws") requires indemnification to the fullest extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the registrant or that, being or having been a director or officer or an employee of the registrant, such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Bylaws also provide that the registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the registrant's Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The registrant has entered into an Indemnification Agreement with each of its executive officers and directors in which the registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Delaware law. Under these Indemnification Agreements, the officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the registrant's Board of Directors or unless the action is to enforce the provisions of the Indemnification Agreement.

     No indemnity pursuant to the Indemnification Agreements shall be provided by the registrant on account of any suit in which a final unappealable judgment is rendered against an executive officer or director for an accounting of profits made from the purchase or sale of the registrant's securities by the executive officer or director in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or for damages that have been paid directly to the executive officer or director by an insurance carrier under a directors' and officers' liability insurance policy maintained by the registrant.

ITEM 16. EXHIBITS


    EXHIBIT
    NUMBER                            DESCRIPTION
    -------                           -----------
      3.1     Certificate of Designations of Series B Convertible
              Preferred Stock (filed as Exhibit 3.1 to the registrant's
              Current Report on Form 8-K dated April 20, 1998 and
              incorporated herein by reference).*
      4.1     Registration Rights Agreement between InControl, Inc. and
              Advantage Fund II Ltd., dated April 16, 1998 (filed as
              Exhibit 4.1 to the registrant's Current Report on Form 8-K dated April 20, 1998 and incorporated herein by reference).*
      4.2     Registration Rights Agreement between InControl, Inc. and
              Koch Industries, Inc. dated April 16, 1998 (filed as Exhibit
              4.2 to the registrant's Current Report on Form 8-K dated
              April 20, 1998 and incorporated herein by reference).*
      5.1     Opinion of Perkins Coie, counsel to the registrant,
              regarding the legality of the Shares.
     23.1     Consent of Ernst & Young LLP, Independent Auditors.
     23.2     Consent of Perkins Coie (contained in Exhibit 5.1).
     24.1     Power of Attorney (contained on signature page).


---------------

  * Previously filed.


ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Redmond, State of Washington, on the 1st day of July, 1998.


                                          INCONTROL, INC.

                                          /s/       KURT C. WHEELER

                                          --------------------------------------
                                                     Kurt C. Wheeler
                                              Chairman, President and Chief
                                                    Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Kurt C. Wheeler as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of July, 1998.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

             /s/ KURT C. WHEELER               Chairman, President and Chief Executive
---------------------------------------------  Officer (Principal Executive Officer)
               Kurt C. Wheeler

            /s/ PHILIP A. OKESON               Treasurer and Secretary (Principal Financial
---------------------------------------------  and Accounting Officer)
              Philip A. Okeson

              * ALAN D. FRAZIER                Director
---------------------------------------------
               Alan D. Frazier

            * DONALD C. HARRISON               Director
---------------------------------------------
             Donald C. Harrison

              * MARK B. KNUDSON                Director
---------------------------------------------
               Mark B. Knudson

           * MICHAEL J. LEVINTHAL              Director
---------------------------------------------
            Michael J. Levinthal

          *By: /s/ KURT C. WHEELER
---------------------------------------------
               Kurt C. Wheeler
              Attorney-in-Fact

                                 EXHIBIT INDEX


    EXHIBIT
    NUMBER                            DESCRIPTION
    -------                           -----------
      3.1     Certificate of Designations of Series B Convertible
              Preferred Stock (filed as Exhibit 3.1 to the registrant's
              Current Report on Form 8-K dated April 20, 1998 and
              incorporated herein by reference).*
      4.1     Registration Rights Agreement between InControl, Inc. and
              Advantage Fund II Ltd., dated April 16, 1998 (filed as
              Exhibit 4.1 to the registrant's Current Report on Form 8-K dated April 20, 1998 and incorporated herein by reference).*
      4.2     Registration Rights Agreement between InControl, Inc. and
              Koch Industries, Inc. dated April 16, 1998 (filed as Exhibit
              4.2 to the registrant's Current Report on Form 8-K dated
              April 20, 1998 and incorporated herein by reference).*
      5.1     Opinion of Perkins Coie, counsel to the registrant,
              regarding the legality of the Shares.
     23.1     Consent of Ernst & Young LLP, Independent Auditors.
     23.2     Consent of Perkins Coie (contained in Exhibit 5.1).
     24.1     Power of Attorney (contained on signature page).


---------------

* Previously filed.